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                                                                    Exhibit 10.6


                      EMPLOYMENT AGREEMENT - MARK R. SCHOEN
                            (PRESTIGE BANCORP, INC.)


         EMPLOYMENT AGREEMENT (the "Agreement"), dated this 21st day of March, 2001 and effective as of December 28, 2000 (the "Effective Date"), between PRESTIGE BANCORP, INC., (the "Employer") a Pennsylvania corporation and the sole owner of its subsidiary, Prestige Bank, A Federal Savings Bank (the "Bank") and MARK R. SCHOEN (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Employer desires to employ the Executive as its Chief Executive Officer on the terms and conditions and conditions set forth herein; and; and

         WHEREAS, the Executive desires to be employed by the Employer in such capacity; and

         WHEREAS, the Executive is also presently an officer of the Bank, and pursuant thereto, the Executive and the Bank have entered into that certain Employment Agreement of even date herewith; and

         WHEREAS, the Employer and Executive wish to provide for the respective rights and obligations of the Employer and the Executive with respect to the employment of the Executive, separate from Executive's employment with the Bank; and

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

         1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:


                  (a) Base Salary. "Base Salary" shall have the meaning set forth in Section 3(b) hereof.

                  (b) Cause. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement.

                  (c) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (d) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, (ii) if the Executive's employment is terminated for any other reason other than death of the Executive, the date on which a Notice of Termination is given or as specified in such Notice, and
(iii) if the Executive's employment is terminated due to the Executive's death, the date of death.

                  (e) Disability. Termination by the Employer of the Executive's employment based on "Disability" shall mean termination because of any physical or mental

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impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employer or any affiliate thereof or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

                  (f) IRS. IRS shall mean the Internal Revenue Service.

                  (g) Notice of Termination. Any purported termination of the Executive's employment by the Employer for any reason other than death of the Executive, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon; (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated; (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Employer's termination of Executive's employment for Cause in which case the Date of Termination shall be immediate; and (iv) is given in the manner specified in Section 10 hereof.

                  (h) Retirement. Termination by the Employer of the Executive's employment based on "Retirement" shall mean voluntary termination by the Executive in accordance with the Employer's retirement policies, including early retirement, generally applicable to their salaried employees.

         2. Term of Employment.

                  (a) The Employer, effective the date of this Agreement, hereby employs the Executive as Chief Executive Officer and Executive hereby accepts said employment and agrees to render such services to the Employer on the terms and conditions set forth in this Agreement. The term of employment under this Agreement shall be for two (2) years, commencing on the Effective Date and ending two years after the Effective Date.

                  (b) During the term of this Agreement, the Executive shall perform such executive services for the Employer as may from time to time be assigned to the Executive by the Employer's Board of Directors, provided, however, that such services are consistent with the Executive's title of Chief Executive Officer.

         3. Compensation and Benefits.

                  (a) Anything contained herein to the contrary notwithstanding, the parties acknowledge and agree that, although Executive has employment agreements with both Employer and Bank, it is the intention of the parties that there be no duplication of benefits and compensation so long as Executive is employed by both Employer and Bank, such that any compensation and benefits actually provided by the Bank to the Executive shall be set off against any obligation of the Employer to provide the same pursuant hereto, and any compensation and benefits actually provided by the Employer to the Executive shall be set off against any obligation of the Bank to provide the same pursuant to its employment agreement with Executive.

                  (b) Employer shall compensate and pay Executive for Executive's services during the term of this Agreement at a base salary of $120,000.00 per year, which may be increased from time to time in such amounts as may be determined by the Board of Directors of the


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Employer ("Base Salary"), which may not be decreased without the Executive's express written consent.

                  (c) During the term of this Agreement, Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, disability plan, healthcare plans and all other plans, benefits and privileges given to employees and executives of the Employer, to the extent commensurate with Executive's then duties and responsibilities of the Executive's office, as fixed by the Board of Directors of the Employer. It is expressly understood and agreed that Employer will pay for full family heath benefits for Executive, his spouse and children. The Employer shall not make any changes in such plans, benefits or privileges which would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Employer. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 3(b) hereof.

                  (d) During the term of this Agreement, Executive shall be entitled to three (3) weeks paid vacation per annum in accordance with the policies as established from time to time by the Board of Directors of the Employer. Executive shall be entitled to receive additional compensation from the Employer for unused vacation within the policies as established by the Board of Directors of the Employer from time to time. Executive shall not be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Board of Directors of the Employer.

                  (e) Employer shall pay Executive an automobile allowance of $250.00 per month during the term of this Agreement.

                  (f) Employer shall pay the balance of Executive's tuition for attendance at the Warton School of Business and Penn Engineering in pursuit of an executive masters of technology and management degree. If Executive's employment is terminated for Cause or if Executive terminates his employment other than pursuant to Section 5(c)(ii) hereof, Executive shall reimburse Employer for all amounts paid for tuition. Such repayment shall be made in 36 equal monthly installments commencing on the first day of the calendar month following the Date of Termination.

                  (g) Following the first anniversary of the date of this Agreement, the Board of Directors of the Employer shall consider and negotiate with Executive (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including the Executive's performance hereunder) a stock option incentive plan concerning Employer's stock.

                  (h) It is understood that the compensation and benefits to be paid to Executive pursuant to paragraphs (b) through (f) of this Section 3 will be provided solely by the Bank to the Executive, unless otherwise agreed by Employer and the Bank. Accordingly, the Employer has entered into a reimbursement agreement with the Bank pursuant to which the Employer will reimburse the Bank for the services Executive is determined to have expended pursuant to this Agreement.

         4. Expenses. Employer shall reimburse Executive or otherwise provide for or pay for all reasonable expenses incurred by Executive in furtherance of, or in connection with the business of the Employer, including, but not by way of limitation, traveling expenses, and all


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reasonable entertainment expenses (whether incurred at the Executive's residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Employer. If such expenses are paid in the first instance by Executive, the Employer shall reimburse the Executive therefor, subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Employer.

         5. Termination.

                  (a) The Employer shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause, Disability or Retirement, and Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason. The Executive's employment hereunder will terminate automatically, without any Notice of Termination, upon the earlier of the death of the Executive or the date which is two years from the Effective Date.

                  (b) In the event that Executive's employment is terminated by the Employer for Cause, Disability or Retirement or in the event of the Executive's death, Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination.

                  (c) In the event that (i) Executive's employment is terminated by the Employer without Cause, or (ii) such employment is terminated by the Executive due to a material breach of this Agreement by the Employer, which breach has not been cured within thirty (30) days after a written notice of non-compliance has been given by the Executive to the Employer, then as severance benefits the Employer shall, subject to the provisions of Sections 6 and 7 hereof, if applicable:

                           (1) continue to pay to the Executive over the
                  remaining term of this Agreement an amount equal to the Executive's annual Base Salary in effect on the Date of Termination, pro-rated for periods of more or less than one year, to be paid in equal installments in accordance with the Employer's customary payroll practices beginning on the first payroll payment date following the Date of Termination and continuing throughout the Remaining Term of this Agreement; and

                           (2) maintain and provide for a period ending at the
                  earlier of (i) the expiration of the remaining term of employment pursuant hereto prior to the Notice of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (2)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than stock option and restricted stock plans of the Employer), provided that, in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (2) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employer shall arrange to provide the Executive with benefits substantially similar to those which the


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                  Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

                           (3) continue to pay the balance of the tuition
                  payments described in Section 3(f) hereof.

                           (4) Executive shall not be entitled to severance
                  benefits under this subsection (c) if Executive remains employed by the Bank.

                  (d) The parties acknowledge and agree that, although Executive has employment agreements with both Employer and Bank, it is the intention of the parties that there be no duplication of benefits payable under this Section 5 in the event the Executive's employment is terminated by both the Employer and Bank. It is understood that the severance benefits to be paid to Executive pursuant to this Section 5 will be paid or provided solely by the Bank unless otherwise agreed to by the Employer and the Bank. The Employer and the Bank have entered into a reimbursement agreement pursuant to which the Employer will reimburse the Bank in whole or in part in such event.

                  (e) In the event that Executive's employment with Bank is terminated and Executive remains employed by Employer pursuant to this Agreement, Employer shall provide and be solely responsible for all compensation and benefits enjoyed hereunder immediately prior to termination of employment with Bank.

         6. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 5 hereof, either alone or together with other payments and benefits which Executive has the right to receive from the Employer, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits pursuant to Section 5 hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under Section 5 being non-deductible to the Employer pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 5 shall be based upon the opinion of independent tax counsel selected by the Employer's independent public accountants and paid by the Employer. Such counsel shall be reasonably acceptable to the Employer and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. In the event that the Employer and/or the Executive do not agree with the opinion of such counsel, (i) the Employer shall pay to the Executive the maximum amount of payments and benefits pursuant to Section 5, provided that the Executive delivers to the Employer an opinion of counsel, as selected by the Executive, which such opinion indicates that there is a high probability that the application of Sections 280G and 4999 of the Code do not result in any of such payments and benefits being non-deductible to the Employer and subject to the imposition of the excise tax imposed under Section 4999 of the Code and (ii) the Employer may request, and Executive shall have the right to demand that the Employer request, a ruling from the IRS as to whether the disputed payments and benefits pursuant to
Section 5 hereof have such consequences. Any such request for a ruling from the IRS shall be promptly prepared and filed by the Employer, but in no event later than thirty (30) days from the date of the opinion of counsel referred to above, and shall be subject to Executive's approval prior to filing, which shall not be unreasonably withheld. The Employer and Executive agree to be bound by any ruling received from the IRS and to make appropriate payments to each other to reflect any such rulings, together with interest at the applicable federal rate provided for in Section


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7872(f)(2) of the Code. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 6, or a reduction in the payments and benefits specified in Section 5 below zero.

         7. No Mitigation; Exclusivity of Benefits.

                  (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise (except to the extent the same may be mitigated by employment by the Bank).

                  (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employer pursuant to employee benefit plans of the Employer or otherwise.

         8. Withholding. All payments required to be made by the Employer hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employer may reasonably determine should be withheld pursuant to any applicable law or regulation.

         9. Assignability. The Employer may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employer may hereafter merge or consolidate or to which the Employer may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employer hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

         10. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally, by telegraph, by facsimile transmission (with a confirming copy by mail on the day of transmission), by overnight courier or by certified or registered mail, postage prepaid, return receipt requested, addressed to the respective addresses set forth below:

         To the Employer:               Secretary
                                        Prestige Bancorp, Inc.
                                        710 Old Clairton Road
                                        Pleasant Hills, Pennsylvania 15236

         To the Executive:              Mark R. Schoen
                                        Prestige Bancorp, Inc.
                                        710 Old Clairton Road
                                        Pleasant Hills, Pennsylvania 15236

         11. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by


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the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Employer to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         12. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the Commonwealth of Pennsylvania.

         13. Nature of Obligations. Nothing contained herein shall create or require the Employer to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employer hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employer.

         14. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         15. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         17. Regulatory Provisions.

                  (a) Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1828(k)) and any regulations promulgated thereunder;

                  (b) Notwithstanding any other provision of this Agreement to the contrary, if the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Employer's affairs by a notice served under
Section 8(e)(3) or (g)(1) of FDIA (12 U.S.C. 1818(e)(3) and (g)(1)) the
Employer's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer may in its discretion (i) pay the Executive all or part of the compensation withheld while the Employer's contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

                  (c) Notwithstanding any other provision of this Agreement to the contrary, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Employer's affairs by an order issued under
Section 8(e)(4) or (g)(1) of FDIA (12 U.S.C. 1818(e)(4) and (g)(1)) all
obligations of the Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected.


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                  (d) Notwithstanding any other provision of this Agreement to the contrary, if the Employer is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default, but this Section 17(d) shall not affect any vested rights of the parties hereto.

                  (e) Notwithstanding any other provision of this Agreement to the contrary, all obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary to the continued operation of the Employer: (i) by the Director of the Office of Thrift Supervision or her or her designee (the "Director"), at the time the Federal Deposit Insurance Corporation or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in Section 13(c) of FDIA; or, (ii) by the Director, at the time the Director approves a supervisory merger to resolve problems related to operation of the Employer or when the Employer is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


                                            EMPLOYER:

ATTEST/WITNESS:                             PRESTIGE BANCORP, INC.


   /s/ Victoria A. Brown                    By:    /s/ Patricia A. White
-----------------------------------             --------------------------------
Corporate Secretary                             Executive Vice President


                                            EMPLOYEE:


   /s/ Victoria A. Brown                         /s/ Mark R. Schoen
-----------------------------------         ------------------------------------
Corporate Secretary                         Mark R. Schoen


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